EXHIBIT 99.1
ENTERPRISE FINANCIAL REPORTS SECOND QUARTER 2024 RESULTS

Second Quarter Results
•Net income of $45.4 million, or $1.19 per diluted common share, compared to $1.05 in the linked quarter and $1.29 in the prior year quarter
•Net interest margin of 4.19%, quarterly increase of 6 basis points
•Net interest income of $140.5 million, quarterly increase of $2.8 million
•Total loans of $11.0 billion, quarterly decrease of $28.5 million
•Total deposits of $12.3 billion, quarterly increase of $28.7 million
•Return on Average Assets (“ROAA”) of 1.25%, compared to 1.12% and 1.44% in the linked and prior year quarters, respectively
•Return on Average Tangible Common Equity (“ROATCE”)1 of 13.77%, compared to 12.31% and 16.53% in the linked and prior year quarters, respectively
•Tangible common equity to tangible assets1 of 9.18%, an increase of 17 basis points and 53 basis points from the linked and prior year quarters, respectively
•Tangible book value per share1 of $35.02, annualized increase of 10%
•Repurchased 225,135 shares and increased quarterly dividend $0.01 to $0.27 per common share for the third quarter 2024

St. Louis, Mo. July 22, 2024 – Jim Lally, President and Chief Executive Officer of Enterprise Financial Services Corp (Nasdaq: EFSC) (the “Company” or “EFSC”), said today upon the release of EFSC’s second quarter earnings, “I was very pleased with our second quarter results, including our strong asset quality and the growth in operating revenue, customer deposits, and tangible common equity. We had a return on average assets of 1.25% and a return on tangible common equity of 13.8%. These returns increased our tangible book value per share by 10% on an annualized basis this quarter. Over the past 10 years, we have produced a compounded annual growth rate of 10% on our tangible book value per share. With the strength of our balance sheet and our solid return profile, we opportunistically repurchased over $8 million of common stock and announced another increase to our quarterly dividend.”

Highlights

•Earnings - Net income in the second quarter 2024 was $45.4 million, an increase of $5.0 million and a decrease of $3.7 million compared to the linked and prior year quarters, respectively. Earnings per share (“EPS”) was $1.19 per diluted common share for the second quarter 2024, compared to $1.05 and $1.29 per diluted common share for the linked and prior year quarters, respectively. Adjusted diluted earnings per share1 was $1.21 for the second quarter 2024, compared to $1.07 for the linked quarter.

•Pre-provision net revenue (“PPNR”)1 - PPNR of $63.3 million in the second quarter 2024 increased $5.9 million and decreased $5.7 million from the linked and prior year quarters, respectively. The increase from the linked quarter was primarily due to higher noninterest income, primarily tax credit income, and higher net interest income that benefited from higher average loan balances and expanding yields on earning assets. These increases were partially offset by an increase in deposit interest expense. The decrease compared to the prior year quarter was primarily due to the higher interest rate environment that increased
1 ROATCE, tangible common equity to tangible assets, tangible book value per share, adjusted diluted earnings per share and PPNR are non-GAAP measures. Please refer to discussion and reconciliation of these measures in the accompanying financial tables.

deposit interest expense and the cost of variable deposit services costs, which are influenced by current market rates.

•Net interest income and net interest margin (“NIM”) - Net interest income of $140.5 million for the second quarter 2024 increased $2.8 million and decreased $0.2 million from the linked and prior year quarters, respectively. Compared to the linked quarter, net interest income for the second quarter 2024 increased due to an expanded net interest spread and higher average loan and interest-earning asset balances. NIM was 4.19% for the second quarter 2024, compared to 4.13% and 4.49% for the linked and prior year quarters, respectively. The total cost of deposits of 2.16% for the second quarter 2024 increased 3 basis points and 70 basis points from the linked and prior year quarters, respectively.

•Noninterest income - Noninterest income of $15.5 million for the second quarter 2024 increased $3.3 million and $1.2 million from the linked and prior year quarters, respectively. The increase from the linked and prior year quarters was primarily due to an increase in tax credit income on higher activity that was partially offset by an increase in market interest rates that decreased the fair value of certain tax credits.

•Noninterest expense - Noninterest expense of $94.0 million for the second quarter 2024 increased $0.5 million and $8.1 million from the linked and prior year quarters, respectively. The increase from the linked quarter was primarily driven by higher variable deposit servicing costs and expenses related to the core system conversion, partially offset by a decrease in employee compensation and the FDIC special assessment. The increase from the prior year quarter was primarily due to variable deposit servicing costs and employee compensation.

•Loans - Loans totaled $11.0 billion at June 30, 2024, a decrease of $28.5 million from the linked quarter and an increase of $487.4 million from the prior year quarter. Average loans totaled $11.0 billion for the quarter ended June 30, 2024, compared to $10.9 billion and $10.3 billion for the linked and prior year quarters, respectively.

•Asset quality - The allowance for credit losses to total loans was 1.27% at June 30, 2024, compared to 1.23% at March 31, 2024 and 1.34% at June 30, 2023. The ratio of nonperforming assets to total assets was 0.33% at June 30, 2024, compared to 0.30% and 0.12% at March 31, 2024 and June 30, 2023, respectively. The provision for credit losses recorded in the second quarter 2024 was $4.8 million, compared to $5.8 million and $6.3 million for the linked and prior year quarters, respectively.

•Deposits - Total deposits increased $28.7 million from March 31, 2024 to $12.3 billion at June 30, 2024, despite a decrease of $164.1 million in brokered certificates of deposit. Excluding brokered certificates of deposits, deposits increased $192.8 million. Average deposits were $12.3 billion, $12.2 billion and $11.4 billion for the current, linked and prior year quarters, respectively. At June 30, 2024, noninterest-bearing deposit accounts totaled $3.9 billion, or 32.0% of total deposits, and the loan to deposit ratio was 89.6%.

•Liquidity - The total available on- and off-balance-sheet liquidity was approximately $5.6 billion at June 30, 2024. On-balance-sheet liquidity consisted of cash of $392.8 million and $1.2 billion in unpledged investment securities at June 30, 2024. Off-balance-sheet liquidity consisted of $1.2 billion available through the Federal Home Loan Bank, $2.6 billion available through the Federal Reserve and $140.0 million through correspondent bank lines. The Company also has an unused $25.0 million revolving line of credit and maintains a shelf registration allowing for the issuance of various forms of equity and debt securities.

•Capital - Total shareholders’ equity was $1.8 billion and the tangible common equity to tangible assets ratio2 was 9.18% at June 30, 2024, compared to 9.01% at March 31, 2024. Enterprise Bank & Trust remains “well-capitalized,” with a common equity tier 1 ratio of 12.4% and a total risk-based capital ratio of 13.5% at June 30, 2024. The Company’s common equity tier 1 ratio and total risk-based capital ratio were 11.7% and 14.6%, respectively, at June 30, 2024.

The Company’s board of directors approved a quarterly dividend of $0.27 per common share, payable on September 30, 2024 to shareholders of record as of September 16, 2024. The board of directors also declared a cash dividend of $12.50 per share of Series A Preferred Stock (or $0.3125 per depositary share) representing a 5% per annum rate for the period commencing (and including) June 15, 2024 to (but excluding) September 15, 2024. The dividend will be payable on September 15, 2024 and will be paid on September 16, 2024 to holders of record of Series A Preferred Stock as of August 30, 2024.
2 Tangible common equity to tangible assets ratio is a non-GAAP measure. Please refer to discussion and reconciliation of this measure in the accompanying financial tables.

Net Interest Income and NIM
Average Balance Sheets
The following table presents, for the periods indicated, certain information related to the average interest-earning assets and interest-bearing liabilities, as well as the corresponding average interest rates earned and paid, all on a tax-equivalent basis.

	Quarter ended
	June 30, 2024			March 31, 2024			June 30, 2023
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1,2]	$10,962,488	$189,346	6.95%	$10,927,932	$186,703	6.87%	$10,284,873	$170,314	6.64%
Securities[2]	2,396,519	19,956	3.35	2,400,571	19,491	3.27	2,297,995	17,550	3.06
Interest-earning deposits	325,452	4,389	5.42	268,068	3,569	5.35	173,785	2,095	4.84
Total interest-earning assets	13,684,459	213,691	6.28	13,596,571	209,763	6.20	12,756,653	189,959	5.97

Noninterest-earning assets	961,922			959,548			915,332

Total assets	$14,646,381			$14,556,119			$13,671,985

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$2,950,827	$18,801	2.56%	$2,924,276	$18,612	2.56%	$2,509,805	$10,120	1.62%
Money market accounts	3,434,712	31,926	3.74	3,401,802	31,357	3.71	2,920,079	20,499	2.82
Savings accounts	573,115	335	0.24	587,113	303	0.21	686,973	227	0.13
Certificates of deposit	1,412,263	15,312	4.36	1,341,990	14,201	4.26	1,219,500	10,526	3.46
Total interest-bearing deposits	8,370,917	66,374	3.19	8,255,181	64,473	3.14	7,336,357	41,372	2.26
Subordinated debentures and notes	156,188	2,684	6.91	156,046	2,484	6.40	155,632	2,431	6.27
FHLB advances	40,308	561	5.60	73,791	1,029	5.61	98,912	1,279	5.19
Securities sold under agreements to repurchase	158,969	1,401	3.54	204,898	1,804	3.54	162,606	704	1.74
Other borrowings	36,203	95	1.06	42,736	205	1.93	133,770	1,419	4.25
Total interest-bearing liabilities	8,762,585	71,115	3.26	8,732,652	69,995	3.22	7,887,277	47,205	2.40

Noninterest-bearing liabilities:
Demand deposits	3,973,336			3,925,522			4,051,456
Other liabilities	162,220			159,247			111,915
Total liabilities	12,898,141			12,817,421			12,050,648
Shareholders' equity	1,748,240			1,738,698			1,621,337
Total liabilities and shareholders' equity	$14,646,381			$14,556,119			$13,671,985

Total net interest income		$142,576			$139,768			$142,754
Net interest margin			4.19%			4.13%			4.49%

[1] Average balances include nonaccrual loans. Interest income includes loan fees of $2.2 million, $2.4 million, and $3.7 million for the three months ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively.

[2] Non-taxable income is presented on a fully tax-equivalent basis using a tax rate of approximately 25%. The tax-equivalent adjustments were $2.1 million, $2.0 million, and $2.1 million for the three months ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively.

Net interest income of $140.5 million for the second quarter 2024 increased $2.8 million and decreased $0.2 million from the linked and prior year quarters, respectively. Net interest income on a tax equivalent basis was $142.6 million, $139.8 million and $142.8 million for the current, linked and prior year quarters, respectively. The increase from the linked quarter was primarily due to an expansion of the loan portfolio and securities yields, and to a lesser extent, an increase in average earning assets. This was partially offset by an increase in both the cost and average balance of interest-bearing deposits. The decrease from the prior year quarter reflects higher interest expense on the deposit portfolio and continued remixing into higher cost deposit categories.

Interest income increased $3.9 million during the second quarter 2024. Interest on loans benefited from a $34.6 million increase in average loan balances compared to the linked quarter, as well as an 8 basis point increase in yield. The average interest rate of new loan originations in the second quarter 2024 was 8.07%, an increase of 23 basis points from the linked quarter. Interest on cash accounts increased $0.8 million from the linked quarter due to a $57.4 million increase in average balances, and interest on securities increased $0.5 million due to an 8 basis point increase in yield.

Interest expense increased $1.1 million in the second quarter 2024 primarily due to an increase in interest expense on certificates of deposit that includes brokered amounts. Average certificates of deposit increased $70.3 million and the cost increased 10 basis points in the second quarter 2024. The average cost of interest-bearing deposits was 3.19%, an increase of 5 basis points compared to the linked quarter. The total cost of deposits, including noninterest-bearing demand accounts, was 2.16% during the second quarter 2024, compared to 2.13% in the linked quarter. While the total cost of deposits increased over the linked quarter, the monthly cost of total deposits has been stable since March 2024.

NIM, on a tax equivalent basis, was 4.19% in the second quarter 2024, an increase of 6 basis points from the linked quarter and a decrease of 30 basis points from the prior year quarter. For the month of June 2024, the loan portfolio yield was 6.92% and the cost of total deposits was 2.17%.

Investments

	At
	June 30, 2024		March 31, 2024		June 30, 2023
($ in thousands)	Carrying Value	Net Unrealized Loss	Carrying Value	Net Unrealized Loss	Carrying Value	Net Unrealized Loss
Available-for-sale (AFS)	$1,615,930	$(172,734)	$1,611,883	$(165,586)	$1,550,375	$(179,857)
Held-to-maturity (HTM)	772,648	(69,442)	758,017	(63,593)	723,959	(71,673)
Total	$2,388,578	$(242,176)	$2,369,900	$(229,179)	$2,274,334	$(251,530)

Investment securities totaled $2.4 billion at June 30, 2024, an increase of $18.7 million from the linked quarter. Investment purchases in the second quarter 2024 had a weighted average, tax equivalent yield of 5.43%. The tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities3 was 8.82% at June 30, 2024, compared to 8.68% at March 31, 2024.

3 The tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Loans
The following table presents total loans for the most recent five quarters:

	At
($ in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
C&I	$2,107,097	$2,263,817	$2,186,203	$2,020,303	$2,029,370
CRE investor owned	2,308,926	2,280,990	2,291,660	2,260,220	2,290,701
CRE owner occupied	1,313,742	1,279,929	1,262,264	1,255,885	1,208,675
SBA loans*	1,269,145	1,274,780	1,281,632	1,309,497	1,327,667
Sponsor finance*	865,883	865,180	872,264	888,000	879,491
Life insurance premium financing*	996,154	1,003,597	956,162	928,486	912,274
Tax credits*	738,249	718,383	734,594	683,580	609,137
Residential real estate	339,889	354,615	359,957	364,618	354,588
Construction and land development	791,780	726,742	670,567	639,555	599,375
Other	269,142	260,459	268,815	266,676	301,345
Total loans	$11,000,007	$11,028,492	$10,884,118	$10,616,820	$10,512,623

Quarterly loan yield	6.95%	6.87%	6.87%	6.80%	6.64%
Variable interest rate loans to total loans	61%	61%	61%	61%	62%

*Specialty loan category

Loans totaled $11.0 billion at June 30, 2024, a decrease of $28.5 million compared to the linked quarter. During the current quarter, C&I loans and residential real estate loans decreased $156.7 million and $14.7 million, respectively, while construction loans and CRE loans increased $65.0 million and $61.7 million, respectively. Loan origination activity and advances on lines of credit were strong during the second quarter 2024, but were offset by paydowns and maturities in the current quarter that were at the highest quarterly level in the past five quarters. Average line utilization was approximately 46% for the quarter ended June 30, 2024, compared to 44% and 45% for the linked and prior year quarters, respectively.

Asset Quality
The following table presents the categories of nonperforming assets and related ratios for the most recent five quarters:

	At
($ in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Nonperforming loans*	$39,384	$35,642	$43,728	$48,932	$16,112
Other	8,746	8,466	5,736	6,933	—
Nonperforming assets*	$48,130	$44,108	$49,464	$55,865	$16,112

Nonperforming loans to total loans	0.36%	0.32%	0.40%	0.46%	0.15%
Nonperforming assets to total assets	0.33%	0.30%	0.34%	0.40%	0.12%
Allowance for credit losses to total loans	1.27%	1.23%	1.24%	1.34%	1.34%
Quarterly net charge-offs	$605	$5,864	$28,479	$6,856	$2,973

*Guaranteed balances excluded	$12,933	$9,630	$10,682	$5,974	$6,666

Nonperforming assets increased $4.0 million during the second quarter 2024 and increased $32.0 million from the prior year quarter. The increase in nonperforming assets in the current quarter was primarily related to the addition of an agricultural relationship that moved into nonperforming status during the period, partially offset by a reduction from charge-offs and repayments. Included in nonperforming loans is $1.3 million of loans that are 90 days past due and accruing interest. The Company anticipates full repayment of these loans. The increase in nonperforming assets from the prior year quarter was primarily due to a $27.1 million increase in real estate loans and an $8.7 million increase in OREO and other repossessed assets, partially offset by a $2.9 million decrease in C&I loans. Annualized net charge-offs totaled 2 basis points of average loans in the second quarter 2024, compared to 22 basis points in the linked quarter and 12 basis point in the prior year quarter.

The provision for credit losses totaled $4.8 million in the second quarter 2024, compared to $5.8 million and $6.3 million in the linked and prior year quarters, respectively. The provision for credit losses in the second quarter 2024 was primarily related to an increase in reserves on individually evaluated loans and updates to qualitative factors used in the allowance calculation.

Deposits
The following table presents deposits broken out by type for the most recent five quarters:

	At
($ in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Noninterest-bearing demand accounts	$3,928,308	$3,805,334	$3,958,743	$3,852,486	$3,880,561
Interest-bearing demand accounts	2,951,899	2,956,282	2,950,259	2,749,598	2,629,339
Money market and savings accounts	4,039,626	4,006,702	3,994,455	3,837,145	3,577,856
Brokered certificates of deposit	494,870	659,005	482,759	695,551	893,808
Other certificates of deposit	867,680	826,378	790,155	775,127	638,296
Total deposit portfolio	$12,282,383	$12,253,701	$12,176,371	$11,909,907	$11,619,860

Noninterest-bearing deposits to total deposits	32.0%	31.1%	32.5%	32.3%	33.4%
Quarterly cost of deposits	2.16%	2.13%	2.03%	1.84%	1.46%

Total deposits at June 30, 2024 were $12.3 billion, an increase of $28.7 million and $662.5 million from the linked and prior year quarters, respectively. Excluding brokered certificates of deposits, total deposits increased $192.8 million and $1.1 billion, from the linked and prior year quarters, respectively. Reciprocal deposits, which are placed through third party programs to provide FDIC insurance on larger deposit relationships, totaled $1.2 billion at June 30, 2024, compared to $1.1 billion at March 31, 2024.

Total estimated insured deposits4, which includes collateralized deposits, reciprocal accounts and accounts that qualify for pass-through insurance, totaled $8.7 billion, or 71% of total deposits, at both June 30, 2024 and March 31, 2024.

Noninterest Income
The following table presents a comparative summary of the major components of noninterest income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	June 30, 2024	March 31, 2024	Increase (decrease)		June 30, 2023	Increase (decrease)
Deposit service charges	$4,542	$4,423	$119	3%	$3,910	$632	16%
Wealth management revenue	2,590	2,544	46	2%	2,472	118	5%
Card services revenue	2,497	2,412	85	4%	2,464	33	1%
Tax credit income (loss)	1,874	(2,190)	4,064	186%	368	1,506	409%
Other income	3,991	4,969	(978)	(20)%	5,076	(1,085)	(21)%
Total noninterest income	$15,494	$12,158	$3,336	27%	$14,290	$1,204	8%

4 Estimated insured deposits is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Total noninterest income was $15.5 million for the second quarter 2024, an increase of $3.3 million from the linked quarter and an increase of $1.2 million from the prior year quarter. The increase from the linked and prior year quarters was primarily due to an increase in tax credit income. Tax credit income is typically highest in the fourth quarter of each year and will vary in other periods based on transaction volumes and fair value changes on credits carried at fair value.

The following table presents a comparative summary of the major components of other income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	June 30, 2024	March 31, 2024	Increase (decrease)		June 30, 2023	Increase (decrease)
Gain on SBA loan sales	$—	$1,415	$(1,415)	(100)%	$—	$—	—%
BOLI	855	864	(9)	(1)%	797	58	7%
Community development investments	381	585	(204)	(35)%	2,077	(1,696)	(82)%
Private equity fund distributions	411	162	249	154%	371	40	11%
Servicing fees	594	287	307	107%	407	187	46%
Swap fees	217	45	172	382%	173	44	25%
Miscellaneous income	1,533	1,611	(78)	(5)%	1,251	282	23%
Total other income	$3,991	$4,969	$(978)	(20)%	$5,076	$(1,085)	(21)%

The decrease in other income from the linked quarter was primarily driven by gains on the sale of SBA loans that were recognized in the linked quarter, while the decrease from the prior year quarter was due to lower community development income. Community development income and private equity fund distributions are not consistent sources of income and fluctuate based on distributions from the underlying funds.

Noninterest Expense
The following table presents a comparative summary of the major components of noninterest expense for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	June 30, 2024	March 31, 2024	Increase (decrease)		June 30, 2023	Increase (decrease)
Employee compensation and benefits	$44,524	$45,262	$(738)	(2)%	$41,641	$2,883	7%
Deposit costs	21,706	20,277	1,429	7%	16,980	4,726	28%
Occupancy	4,197	4,326	(129)	(3)%	3,954	243	6%
FDIC special assessment	—	625	(625)	(100)%	—	—	—%
Core conversion expense	1,250	350	900	257%	—	1,250	100%
Other expense	22,340	22,661	(321)	(1)%	23,381	(1,041)	(4)%
Total noninterest expense	$94,017	$93,501	$516	1%	$85,956	$8,061	9%

Employee compensation and benefits decreased $0.7 million from the linked quarter primarily due to employer payroll taxes that are seasonally higher in the first quarter each year and a decline in self-insured medical claims. Deposit costs relate to certain specialized deposit businesses that receive an earnings credit allowance for deposit related expenses that are impacted by interest rates and average balances. Deposit costs increased $1.4 million from the linked quarter primarily due to the expiration of unused allowances that reduced expense in the first quarter and growth in deposits. Expenses related to the core system conversion increased $0.9 million from the linked quarter due to the continued progress on the project.

The increase in noninterest expense of $8.1 million from the prior year quarter was primarily due to an increase in the associate base, merit increases throughout 2023 and 2024, an increase in variable deposit costs due to higher earnings credit rates and average balances, and additional expenses incurred related to the core system conversion.

For the second quarter 2024, the core efficiency ratio5 was 58.1%, compared to 60.2% for the linked quarter and 54.0% for the prior year quarter.

Income Taxes
The effective tax rate was 20.5%, compared to 20.2% and 21.6% in the linked and prior year quarters, respectively. The decrease in the effective tax rate from the prior year quarter was driven by tax credit opportunities the Company has deployed as part of its tax planning strategy.

Capital
The following table presents total equity and various capital ratios for the most recent five quarters:

	At
($ in thousands)	June 30, 2024*	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Shareholders’ equity	$1,755,273	$1,731,725	$1,716,068	$1,611,880	$1,618,233
Total risk-based capital to risk-weighted assets	14.6%	14.3%	14.2%	14.1%	14.1%
Tier 1 capital to risk weighted assets	13.0%	12.8%	12.7%	12.6%	12.5%
Common equity tier 1 capital to risk-weighted assets	11.7%	11.4%	11.3%	11.2%	11.1%
Leverage ratio	11.1%	11.0%	11.0%	10.9%	11.0%
Tangible common equity to tangible assets	9.18%	9.01%	8.96%	8.51%	8.65%

*Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

Total equity was $1.8 billion at June 30, 2024, an increase of $23.5 million from the linked quarter. Tangible common book value per share was $35.02 at June 30, 2024, compared to $34.21 and $31.23 at March 31, 2024 and June 30, 2023, respectively.

The Company’s regulatory capital ratios continue to exceed the “well-capitalized” regulatory benchmark. Capital ratios for the current quarter are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

Use of Non-GAAP Financial Measures
The Company’s accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides additional financial measures, such as tangible common equity, PPNR, ROATCE, core efficiency ratio, the tangible common equity ratio, tangible book value per common share, estimated insured deposits and adjusted diluted earnings per share, in this release that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP.

The Company considers its tangible common equity, PPNR, ROATCE, core efficiency ratio, the tangible common equity ratio, tangible book value per common share, estimated insured deposits and adjusted diluted earnings per share, collectively “core performance measures,” presented in this earnings release and the included tables as important measures of financial performance, even though they are non-GAAP measures, as they provide
5 Core efficiency ratio is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

supplemental information by which to evaluate the impact of certain non-comparable items, and the Company’s operating performance on an ongoing basis. Core performance measures exclude certain other income and expense items, such as the FDIC special assessment, core conversion expenses, merger-related expenses, facilities charges, and the gain or loss on sale of investment securities, that the Company believes to be not indicative of or useful to measure the Company’s operating performance on an ongoing basis. The attached tables contain a reconciliation of these core performance measures to the GAAP measures. The Company believes that the tangible common equity ratio provides useful information to investors about the Company’s capital strength even though it is considered to be a non-GAAP financial measure and is not part of the regulatory capital requirements to which the Company is subject.

The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company’s performance and capital strength. The Company’s management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company’s operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the attached tables, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measures for the periods indicated.

Conference Call and Webcast Information
The Company will host a conference call and webcast at 10:00 a.m. Central Time on Tuesday, July 23, 2024. During the call, management will review the second quarter 2024 results and related matters. This press release as well as a related slide presentation will be accessible on the Company’s website at www.enterprisebank.com under “Investor Relations” prior to the scheduled broadcast of the conference call. The call can be accessed via this same website page, or via telephone at 1-800-715-9871. We encourage participants to pre-register for the conference call using the following link:
https://bit.ly/EFSC2Q2024EarningsCallRegistration. Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. A recorded replay of the conference call will be available on the website after the call’s completion. The replay will be available for at least two weeks following the conference call.

About Enterprise Financial Services Corp
Enterprise Financial Services Corp (Nasdaq: EFSC), with approximately $14.6 billion in assets, is a financial holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly-owned subsidiary of EFSC, operates branch offices in Arizona, California, Florida, Kansas, Missouri, Nevada, and New Mexico, and SBA loan and deposit production offices throughout the country. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at www.enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Stock Market under the symbol “EFSC.” Please visit our website at www.enterprisebank.com to see our regularly posted material information.

Forward-looking Statements
Readers should note that, in addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, liquidity, yields and returns, loan diversification and credit management, shareholder value creation and the impact of acquisitions.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma”, “pipeline” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses and grow the acquired operations, as well as credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to general and local economic and market conditions, high unemployment rates, higher inflation and its impacts (including U.S. federal government measures to address higher inflation), U.S. fiscal debt, budget and tax matters, and any slowdown in global economic growth, risks associated with rapid increases or decreases in prevailing interest rates, our ability to attract and retain deposits and access to other sources of liquidity, consolidation in the banking industry, competition from banks and other financial institutions, the Company’s ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in legislative or regulatory requirements, as well as current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including rules and regulations relating to bank products and financial services, changes in accounting policies and practices or accounting standards, changes in the method of determining LIBOR and the phase out of LIBOR, natural disasters, terrorist activities, war and geopolitical matters (including the war in Israel and potential for a broader regional conflict and the war in Ukraine and the imposition of additional sanctions and export controls in connection therewith), or pandemics, and their effects on economic and business environments in which we operate, including the related disruption to the financial market and other economic activity, and those factors and risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and the Company’s other filings with the SEC. The Company cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect the Company’s results.

For any forward-looking statements made in this press release or in any documents, EFSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Readers are cautioned not to place undue reliance on any forward-looking statements. Except to the extent required by applicable law or regulation, EFSC disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

For more information contact
Investor Relations: Keene Turner, Senior Executive Vice President and CFO (314) 512-7233
Media: Steve Richardson, Senior Vice President, Corporate Communications (314) 995-5695

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	Quarter ended					Six months ended
(in thousands, except per share data)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
EARNINGS SUMMARY
Net interest income	$140,529	$137,728	$140,732	$141,639	$140,692	$278,257	$280,221
Provision for credit losses	4,819	5,756	18,053	8,030	6,339	10,575	10,522
Noninterest income	15,494	12,158	25,452	12,085	14,290	27,652	31,188
Noninterest expense	94,017	93,501	92,603	88,644	85,956	187,518	166,939
Income before income tax expense	57,187	50,629	55,528	57,050	62,687	107,816	133,948
Income tax expense	11,741	10,228	10,999	12,385	13,560	21,969	29,083
Net income	45,446	40,401	44,529	44,665	49,127	85,847	104,865
Preferred stock dividends	937	938	937	938	937	1,875	1,875
Net income available to common shareholders	$44,509	$39,463	$43,592	$43,727	$48,190	$83,972	$102,990

Diluted earnings per common share	$1.19	$1.05	$1.16	$1.17	$1.29	$2.24	$2.75
Adjusted diluted earnings per common share[1]	$1.21	$1.07	$1.21	$1.17	$1.29	$2.28	$2.75
Return on average assets	1.25%	1.12%	1.23%	1.26%	1.44%	1.18%	1.58%
Adjusted return on average assets[1]	1.27%	1.14%	1.28%	1.26%	1.44%	1.21%	1.58%
Return on average common equity[1]	10.68%	9.52%	10.94%	11.00%	12.48%	10.10%	13.64%
Adjusted return on average common equity[1]	10.90%	9.70%	11.40%	11.00%	12.48%	10.30%	13.64%
ROATCE[1]	13.77%	12.31%	14.38%	14.49%	16.53%	13.04%	18.18%
Adjusted ROATCE[1]	14.06%	12.53%	14.98%	14.49%	16.53%	13.30%	18.18%
Net interest margin (tax equivalent)	4.19%	4.13%	4.23%	4.33%	4.49%	4.16%	4.60%
Efficiency ratio	60.26%	62.38%	55.72%	57.66%	55.46%	61.30%	53.61%
Core efficiency ratio[1]	58.09%	60.21%	53.06%	56.18%	54.04%	59.13%	52.25%

Assets	$14,615,666	$14,613,338	$14,518,590	$14,025,042	$13,871,154
Average assets	$14,646,381	$14,556,119	$14,332,804	$14,068,860	$13,671,985	$14,601,250	$13,403,084
Period end common shares outstanding	37,344	37,515	37,416	37,385	37,359
Dividends per common share	$0.26	$0.25	$0.25	$0.25	$0.25	$0.51	$0.50
Tangible book value per common share[1]	$35.02	$34.21	$33.85	$31.06	$31.23
Tangible common equity to tangible assets[1]	9.18%	9.01%	8.96%	8.51%	8.65%
Total risk-based capital to risk-weighted assets[2]	14.6%	14.3%	14.2%	14.1%	14.1%

[1]Refer to Reconciliations of Non-GAAP Financial Measures tables for a reconciliation of these measures to GAAP.
[2]Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended					Six months ended
(in thousands, except per share data)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
INCOME STATEMENTS
NET INTEREST INCOME
Interest income	$211,644	$207,723	$207,083	$200,906	$187,897	$419,367	$356,930
Interest expense	71,115	69,995	66,351	59,267	47,205	141,110	76,709
Net interest income	140,529	137,728	140,732	141,639	140,692	278,257	280,221
Provision for credit losses	4,819	5,756	18,053	8,030	6,339	10,575	10,522
Net interest income after provision for credit losses	135,710	131,972	122,679	133,609	134,353	267,682	269,699

NONINTEREST INCOME
Deposit service charges	4,542	4,423	4,334	4,187	3,910	8,965	8,038
Wealth management revenue	2,590	2,544	2,428	2,614	2,472	5,134	4,988
Card services revenue	2,497	2,412	2,666	2,560	2,464	4,909	4,802
Tax credit income (loss)	1,874	(2,190)	9,688	(2,673)	368	(316)	2,181
Other income	3,991	4,969	6,336	5,397	5,076	8,960	11,179
Total noninterest income	15,494	12,158	25,452	12,085	14,290	27,652	31,188

NONINTEREST EXPENSE
Employee compensation and benefits	44,524	45,262	39,651	40,771	41,641	89,786	84,144
Deposit costs	21,706	20,277	21,606	20,987	16,980	41,983	29,700
Occupancy	4,197	4,326	4,313	4,198	3,954	8,523	8,015
FDIC special assessment	—	625	2,412	—	—	625	—
Core conversion expense	1,250	350	—	—	—	1,600	—
Other expense	22,340	22,661	24,621	22,688	23,381	45,001	45,080
Total noninterest expense	94,017	93,501	92,603	88,644	85,956	187,518	166,939

Income before income tax expense	57,187	50,629	55,528	57,050	62,687	107,816	133,948
Income tax expense	11,741	10,228	10,999	12,385	13,560	21,969	29,083
Net income	$45,446	$40,401	$44,529	$44,665	$49,127	$85,847	$104,865
Preferred stock dividends	937	938	937	938	937	1,875	1,875
Net income available to common shareholders	$44,509	$39,463	$43,592	$43,727	$48,190	$83,972	$102,990

Basic earnings per common share	$1.19	$1.05	$1.16	$1.17	$1.29	$2.24	$2.76
Diluted earnings per common share	$1.19	$1.05	$1.16	$1.17	$1.29	$2.24	$2.75

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At
($ in thousands)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
BALANCE SHEET

ASSETS
Cash and due from banks	$176,698	$157,697	$193,275	$190,806	$202,702
Interest-earning deposits	219,342	215,951	243,610	184,245	125,328
Debt and equity investments	2,460,549	2,443,977	2,434,902	2,279,578	2,340,821
Loans held for sale	606	610	359	212	551

Loans	11,000,007	11,028,492	10,884,118	10,616,820	10,512,623
Allowance for credit losses	(139,464)	(135,498)	(134,771)	(142,133)	(141,319)
Total loans, net	10,860,543	10,892,994	10,749,347	10,474,687	10,371,304

Fixed assets, net	44,831	44,382	42,681	41,268	41,988
Goodwill	365,164	365,164	365,164	365,164	365,164
Intangible assets, net	10,327	11,271	12,318	13,425	14,544
Other assets	477,606	481,292	476,934	475,657	408,752
Total assets	$14,615,666	$14,613,338	$14,518,590	$14,025,042	$13,871,154

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$3,928,308	$3,805,334	$3,958,743	$3,852,486	$3,880,561
Interest-bearing deposits	8,354,075	8,448,367	8,217,628	8,057,421	7,739,299
Total deposits	12,282,383	12,253,701	12,176,371	11,909,907	11,619,860
Subordinated debentures and notes	156,265	156,124	155,984	155,844	155,706
FHLB advances	78,000	125,000	—	—	150,000
Other borrowings	178,269	195,246	297,829	182,372	199,390
Other liabilities	165,476	151,542	172,338	165,039	127,965
Total liabilities	12,860,393	12,881,613	12,802,522	12,413,162	12,252,921
Shareholders’ equity:
Preferred stock	71,988	71,988	71,988	71,988	71,988
Common stock	373	375	374	374	374
Additional paid-in capital	994,116	995,969	995,208	992,044	988,355
Retained earnings	810,935	778,784	749,513	715,303	680,981
Accumulated other comprehensive loss	(122,139)	(115,391)	(101,015)	(167,829)	(123,465)
Total shareholders’ equity	1,755,273	1,731,725	1,716,068	1,611,880	1,618,233
Total liabilities and shareholders’ equity	$14,615,666	$14,613,338	$14,518,590	$14,025,042	$13,871,154

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Six months ended
	June 30, 2024			June 30, 2023
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
AVERAGE BALANCE SHEET

ASSETS
Interest-earning assets:
Loans[1,2]	$10,945,211	$376,049	6.91%	$10,041,312	$323,076	6.49%
Securities[2]	2,398,545	39,447	3.31	2,293,249	34,667	3.05
Interest-earning deposits	296,759	7,958	5.39	140,206	3,290	4.73
Total interest-earning assets	13,640,515	423,454	6.24	12,474,767	361,033	5.84

Noninterest-earning assets	960,735			928,317

Total assets	$14,601,250			$13,403,084

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand accounts	$2,937,551	$37,413	2.56%	$2,356,708	$16,027	1.37%
Money market accounts	3,418,257	63,283	3.72	2,873,715	35,970	2.52
Savings accounts	580,115	637	0.22	709,490	457	0.13
Certificates of deposit	1,377,126	29,514	4.31	946,527	13,579	2.89
Total interest-bearing deposits	8,313,049	130,847	3.17	6,886,440	66,033	1.93
Subordinated debentures and notes	156,117	5,168	6.66	155,565	4,840	6.27
FHLB advances	57,049	1,590	5.60	104,887	2,611	5.02
Securities sold under agreements to repurchase	181,933	3,205	3.54	188,958	1,453	1.55
Other borrowings	39,470	300	1.53	94,048	1,772	3.80
Total interest-bearing liabilities	8,747,618	141,110	3.24	7,429,898	76,709	2.08

Noninterest-bearing liabilities:
Demand deposits	3,949,429			4,265,521
Other liabilities	160,734			112,625
Total liabilities	12,857,781			11,808,044
Shareholders' equity	1,743,469			1,595,040
Total liabilities and shareholders' equity	$14,601,250			$13,403,084

Total net interest income		$282,344			$284,324
Net interest margin			4.16%			4.60%

[1] Average balances include nonaccrual loans. Interest income includes loan fees of $4.6 million and $7.4 million for the six months ended June 30, 2024 and June 30, 2023, respectively.
[2] Non-taxable income is presented on a fully tax-equivalent basis using a tax rate of approximately 25%. The tax-equivalent adjustments were $4.1 million for both the six months ended June 30, 2024 and June 30, 2023, respectively.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At or for the quarter ended
($ in thousands)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
LOAN PORTFOLIO
Commercial and industrial	$4,619,448	$4,766,310	$4,672,559	$4,448,535	$4,360,862
Commercial real estate	4,856,751	4,804,803	4,803,571	4,794,355	4,802,293
Construction real estate	893,672	820,416	760,425	723,796	671,573
Residential real estate	351,934	367,218	372,188	376,120	368,867
Other	278,202	269,745	275,375	274,014	309,028
Total loans	$11,000,007	$11,028,492	$10,884,118	$10,616,820	$10,512,623

DEPOSIT PORTFOLIO
Noninterest-bearing demand accounts	$3,928,308	$3,805,334	$3,958,743	$3,852,486	$3,880,561
Interest-bearing demand accounts	2,951,899	2,956,282	2,950,259	2,749,598	2,629,339
Money market and savings accounts	4,039,626	4,006,702	3,994,455	3,837,145	3,577,856
Brokered certificates of deposit	494,870	659,005	482,759	695,551	893,808
Other certificates of deposit	867,680	826,378	790,155	775,127	638,296
Total deposits	$12,282,383	$12,253,701	$12,176,371	$11,909,907	$11,619,860

AVERAGE BALANCES
Loans	$10,962,488	$10,927,932	$10,685,961	$10,521,966	$10,284,873
Securities	2,396,519	2,400,571	2,276,915	2,302,850	2,297,995
Interest-earning assets	13,684,459	13,596,571	13,383,638	13,160,587	12,756,653
Assets	14,646,381	14,556,119	14,332,804	14,068,860	13,671,985
Deposits	12,344,253	12,180,703	12,163,346	11,922,534	11,387,813
Shareholders’ equity	1,748,240	1,738,698	1,652,882	1,648,605	1,621,337
Tangible common equity[1]	1,300,305	1,289,776	1,202,872	1,197,486	1,169,091

YIELDS (tax equivalent)
Loans	6.95%	6.87%	6.87%	6.80%	6.64%
Securities	3.35	3.27	3.20	3.11	3.06
Interest-earning assets	6.28	6.20	6.20	6.12	5.97
Interest-bearing deposits	3.19	3.14	3.03	2.77	2.26
Deposits	2.16	2.13	2.03	1.84	1.46
Subordinated debentures and notes	6.91	6.40	6.30	6.28	6.27
FHLB advances and other borrowed funds	3.52	3.80	3.06	2.76	3.45
Interest-bearing liabilities	3.26	3.22	3.09	2.84	2.40
Net interest margin	4.19	4.13	4.23	4.33	4.49
1Refer to Reconciliations of Non-GAAP Financial Measures tables for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
(in thousands, except per share data)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
ASSET QUALITY
Net charge-offs	$605	$5,864	$28,479	$6,856	$2,973
Nonperforming loans	39,384	35,642	43,728	48,932	16,112
Classified assets	169,822	185,150	185,389	184,393	108,065
Nonperforming loans to total loans	0.36%	0.32%	0.40%	0.46%	0.15%
Nonperforming assets to total assets	0.33%	0.30%	0.34%	0.40%	0.12%
Allowance for credit losses to total loans	1.27%	1.23%	1.24%	1.34%	1.34%
Allowance for credit losses to total loans, excluding guaranteed loans	1.38%	1.34%	1.35%	1.47%	1.48%
Allowance for credit losses to nonperforming loans	354.1%	380.2%	308.2%	290.5%	877.1%
Net charge-offs to average loans -annualized	0.02%	0.22%	1.06%	0.26%	0.12%

WEALTH MANAGEMENT
Trust assets under management	$2,367,409	$2,352,902	$2,235,073	$2,129,408	$1,992,563

SHARE DATA
Book value per common share	$45.08	$44.24	$43.94	$41.19	$41.39
Tangible book value per common share[1]	$35.02	$34.21	$33.85	$31.06	$31.23
Market value per share	$40.91	$40.56	$44.65	$37.50	$39.10
Period end common shares outstanding	37,344	37,515	37,416	37,385	37,359
Average basic common shares	37,485	37,490	37,421	37,405	37,347
Average diluted common shares	37,540	37,597	37,554	37,520	37,495

CAPITAL
Total risk-based capital to risk-weighted assets[2]	14.6%	14.3%	14.2%	14.1%	14.1%
Tier 1 capital to risk-weighted assets[2]	13.0%	12.8%	12.7%	12.6%	12.5%
Common equity tier 1 capital to risk-weighted assets[2]	11.7%	11.4%	11.3%	11.2%	11.1%
Tangible common equity to tangible assets[1]	9.18%	9.01%	8.96%	8.51%	8.65%

[1]Refer to Reconciliations of Non-GAAP Financial Measures tables for a reconciliation of these measures to GAAP.
[2]Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

ENTERPRISE FINANCIAL SERVICES CORP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Quarter ended					Six months ended
($ in thousands)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
CORE EFFICIENCY RATIO
Net interest income (GAAP)	$140,529	$137,728	$140,732	$141,639	$140,692	$278,257	$280,221
Tax-equivalent adjustment	2,047	2,040	1,915	2,061	2,062	4,087	4,103
Noninterest income (GAAP)	15,494	12,158	25,452	12,085	14,290	27,652	31,188
Less gain on sale of investment securities	—	—	220	—	—	—	381
Less gain (loss) on sale of other real estate owned	—	(2)	—	—	97	(2)	187
Core revenue (non-GAAP)	158,070	151,928	167,879	155,785	156,947	309,998	314,944

Noninterest expense (GAAP)	94,017	93,501	92,603	88,644	85,956	187,518	166,939
Less FDIC special assessment	—	625	2,412	—	—	625	—
Less core conversion expense	1,250	350	—	—	—	1,600	—
Less amortization on intangibles	944	1,047	1,108	1,118	1,136	1,991	2,375
Core noninterest expense (non-GAAP)	91,823	91,479	89,083	87,526	84,820	183,302	164,564

Core efficiency ratio (non-GAAP)	58.09%	60.21%	53.06%	56.18%	54.04%	59.13%	52.25%

	Quarter ended
(in thousands, except per share data)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
TANGIBLE COMMON EQUITY, TANGIBLE BOOK VALUE PER SHARE AND TANGIBLE COMMON EQUITY RATIO
Shareholders’ equity (GAAP)	$1,755,273	$1,731,725	$1,716,068	$1,611,880	$1,618,233
Less preferred stock	71,988	71,988	71,988	71,988	71,988
Less goodwill	365,164	365,164	365,164	365,164	365,164
Less intangible assets	10,327	11,271	12,318	13,425	14,544
Tangible common equity (non-GAAP)	$1,307,794	$1,283,302	$1,266,598	$1,161,303	$1,166,537
Less net unrealized losses on HTM securities, after tax	52,220	47,822	41,038	81,367	53,611
Tangible common equity adjusted for unrealized losses on HTM securities (non-GAAP)	$1,255,574	$1,235,480	$1,225,560	$1,079,936	$1,112,926

Common shares outstanding	37,344	37,515	37,416	37,385	37,359
Tangible book value per share (non-GAAP)	$35.02	$34.21	$33.85	$31.06	$31.23

Total assets (GAAP)	$14,615,666	$14,613,338	$14,518,590	$14,025,042	$13,871,154
Less goodwill	365,164	365,164	365,164	365,164	365,164
Less intangible assets	10,327	11,271	12,318	13,425	14,544
Tangible assets (non-GAAP)	$14,240,175	$14,236,903	$14,141,108	$13,646,453	$13,491,446

Tangible common equity to tangible assets (non-GAAP)	9.18%	9.01%	8.96%	8.51%	8.65%
Tangible common equity to tangible assets adjusted for unrealized losses on HTM securities (non-GAAP)	8.82%	8.68%	8.67%	7.91%	8.25%

	Quarter Ended					Six months ended
($ in thousands)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
RETURN ON AVERAGE TANGIBLE COMMON EQUITY (ROATCE)
Average shareholder’s equity (GAAP)	$1,748,240	$1,738,698	$1,652,882	$1,648,605	$1,621,337	$1,743,469	$1,595,040
Less average preferred stock	71,988	71,988	71,988	71,988	71,988	71,988	71,988
Less average goodwill	365,164	365,164	365,164	365,164	365,164	365,164	365,164
Less average intangible assets	10,783	11,770	12,858	13,967	15,094	11,277	15,667
Average tangible common equity (non-GAAP)	$1,300,305	$1,289,776	$1,202,872	$1,197,486	$1,169,091	$1,295,040	$1,142,221

Net income available to common shareholders (GAAP)	$44,509	$39,463	$43,592	$43,727	$48,190	$83,972	$102,990
FDIC special assessment (after tax)	—	470	1,814	—	—	470	—
Core conversion expense (after tax)	940	263	—	—	—	1,203	—
Net income available to common shareholders adjusted (non-GAAP)	$45,449	$40,196	$45,406	$43,727	$48,190	$85,645	$102,990
Return on average common equity (non-GAAP)	10.68%	9.52%	10.94%	11.00%	12.48%	10.10%	13.64%
Adjusted return on average common equity (non-GAAP)	10.90%	9.70%	11.40%	11.00%	12.48%	10.30%	13.64%
ROATCE (non-GAAP)	13.77%	12.31%	14.38%	14.49%	16.53%	13.04%	18.18%
Adjusted ROATCE (non-GAAP)	14.06%	12.53%	14.98%	14.49%	16.53%	13.30%	18.18%

	Quarter ended
($ in thousands)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
CALCULATION OF PRE-PROVISION NET REVENUE (PPNR)
Net interest income	$140,529	$137,728	$140,732	$141,639	$140,692
Noninterest income	15,494	12,158	25,452	12,085	14,290
FDIC special assessment	—	625	2,412	—	—
Core conversion expense	1,250	350	—	—	—
Less gain on sale of investment securities	—	—	220	—	—
Less gain (loss) on sale of other real estate owned	—	(2)	—	—	97
Less noninterest expense	94,017	93,501	92,603	88,644	85,956
PPNR (non-GAAP)	$63,256	$57,362	$75,773	$65,080	$68,929

	Quarter ended
($ in thousands)	Jun 30, 2024	Mar 31, 2024
CALCULATION OF ESTIMATED INSURED DEPOSITS
Estimated uninsured deposits per Call Report	$4,020,979	$4,062,505
Collateralized/affiliate deposits	(454,084)	(515,439)
Accrued interest on deposits	(5,632)	(5,542)
Adjusted uninsured/uncollateralized deposits	3,561,263	3,541,524
Estimated insured/collateralized deposits	8,721,120	8,712,177
Total deposits	$12,282,383	$12,253,701

	Quarter ended					Six months ended
(in thousands, except per share data)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
RETURN ON AVERAGE ASSETS AND DILUTED EARNINGS PER SHARE
Net income (GAAP)	$45,446	$40,401	$44,529	$44,665	$49,127	$85,847	$104,865
FDIC special assessment (after tax)	—	470	1,814	—	—	470	—
Core conversion expense (after tax)	940	263	—	—	—	1,203	—
Net income adjusted (non-GAAP)	$46,386	$41,134	$46,343	$44,665	$49,127	$87,520	$104,865
Less preferred stock dividends	937	938	937	938	937	1,875	1,875
Net income available to common shareholders adjusted (non-GAAP)	$45,449	$40,196	$45,406	$43,727	$48,190	$85,645	$102,990

Average assets	$14,646,381	$14,556,119	$14,332,804	$14,068,860	$13,671,985	$14,601,250	$13,403,084
Return on average assets (GAAP)	1.25%	1.12%	1.23%	1.26%	1.44%	1.18%	1.58%
Adjusted return on average assets (non-GAAP)	1.27%	1.14%	1.28%	1.26%	1.44%	1.21%	1.58%
Average diluted common shares	37,540	37,597	37,554	37,520	37,495	37,564	37,511
Adjusted diluted earnings per share (non-GAAP)	$1.21	$1.07	$1.21	$1.17	$1.29	$2.28	$2.75